EXHIBIT 99.2

Information Relating to Part II, Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the expenses incurred or expected to be incurred, other than underwriting discounts and commissions, to be paid solely by John Bean Technologies Corporation (the “Company”), in connection with the issuance and distribution of the securities being registered hereby. All expenses other than the Securities and Exchange Commission registration fee are estimates.

Securities and Exchange Commission registration fee	$22,659
Printing expense	$30,000
Accounting fees and expense	$125,000
Legal fees and expense	$400,000
Miscellaneous expenses	$12,341

Total	$590,000